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                                                                     EXHIBIT 25

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

                            CIVIL MINUTES - GENERAL
                            -----------------------

Case No. SA CV - 98 - 9 - LHM (EEx)                       Date January 22, 1998
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Title ARV Assisted Living, Inc. v. Emeritus Corporation, et al.
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DOCKET ENTRY


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PRESENT:

        HON. Linda H. McLaughlin, JUDGE
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                Debra Beard                      None Present
                ------------                    --------------
                Deputy Clerk                    Court Reporter

ATTORNEYS PRESENT FOR PLAINTIFFS:             ATTORNEYS PRESENT FOR DEFENDANTS:
        None Present                                    None Present

PROCEEDINGS:  ORDER RE REMAND

        IN CHAMBERS:

        (1) The Court has received the Memorandum issued by the Ninth Circuit Court of Appeals on 1/22/98, vacating the Court's 1/12/98 stay order and remanding this matter to the Court for further proceedings on ARV Assisted Living, Inc.'s ("ARV") claims, including ARV's pending request for injunctive relief.

        (2) Pursuant to the Ninth Circuit's Memorandum, the Court vacates its prior order rejecting Defendants' Opposition to ARV's Motion for Preliminary Injunction and supporting papers, and deems said papers filed.

        (3) The Court orders ARV to file its Reply Brief in Support of its Motion for Preliminary Injunction by Monday, 1/26/98, at 9:00 a.m.


THE DATES ORDERED BY THE COURT                  COURTESY COPIES OF ALL DOCUMENTS
 HAVE BEEN SET ON THE COURT'S                     MUST BE DELIVERED OR SENT BY
 CALENDAR AND ARE FIRM DATES                     FACSIMILE TO CHAMBERS OF JUDGE
                                                MCLAUGHLIN BY 12:00 NOON ON THE
                                                            DATE DUE.

                                                   Initials of Deputy Clerk____

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